SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                        American Soil Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
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    4)   Date Filed:
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
                        AMERICAN SOIL TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT


TO ALL STOCKHOLDERS OF AMERICAN SOIL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of American Soil Technologies, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective twenty (20) days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. The election of five Directors for a term of one year or until their successors are duly elected and qualified;

     2.   The authorization of the Company's Stock Option Plan;

     3. The ratification of the appointment of James C. Marshall, CPA, P.C. as the Company's independent public accountants for the fiscal year ending June 30, 2003.

Because execution of the Written Consent was assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on November 6, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about November 20, 2002 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        AMERICAN SOIL TECHNOLOGIES, INC.

                      INFORMATION STATEMENT ON SCHEDULE 14C

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the shareholdings of those persons who: (i) own more than five percent of our common stock as of the date of this Information Statement with the number of outstanding shares at 9,258,782; (ii) are officers or directors of the Company; and (iii) all officers and directors as a group:

Name and Address(1)           Number of Shares(2)  Percentage Beneficially Owned
-------------------           -------------------  -----------------------------
Carl P. Ranno Director,
 CEO, President                      12,500                      *
Ken Lew Director, CFO                24,700                      *
Neil C. Kitchen Director,
 Vice President                   1,376,855                    14.8%
Diana Visco Secretary                     0                       0%
Louie Visco Chairman              4,130,565(3)                 44.6%
Scott Baker Director                129,818                      *
All Officers and Directors
 as a group (6 people)            5,674,438                    61.3%

The Benz Group                    4,130,565                    44.6%

Ron and Kathy Salestrom             876,272                     9.4%

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*    Less than 1%.
1.   c/o the Company's address unless otherwise noted.
2. Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3. Consists of 4,130,565 shares held in the name of The Benz Group, a company in which Mr. Visco owns a majority interest.

                              ELECTION OF DIRECTORS

Five Directors were elected for the ensuing year or until their successors are duly elected and qualified.

                     Name                    Age
                     ----                    ---
                 Louie Visco                 86
                 Carl P. Ranno               63
                 Ken Lew                     45
                 Neil C. Kitchen             56
                 Scott Baker                 46

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

CARL P. RANNO (63), Director, Chief Executive Officer, President, received a degree in Economics from Xavier University in Cincinnati, Ohio and his Juris Doctor from the University of Detroit School of Law. Mr. Ranno became a Director in September 2001 and Chief Executive Officer and President in May 2002. For the past five years, he has acted as an advisor in strategic planning, mergers and acquisitions and as a securities attorney to numerous public companies. He has served as President and CEO of public and private companies. He is currently a member of the board of directors of Central Utilities Production Company and is the acting interim CEO and director of New Era Technologies, Inc., both public companies.

KEN LEW (45), Director, Chief Financial Officer, has served as a Director of the Company since 2000. He holds an M.B.A. in Business Finance, a B.A. in Cell Biology, and a B.Sc. in Chemistry from the University of Washington and Seattle City University. Mr. Lew has produced and edited two financial books and has written numerous technical publications dealing with chemical interactions associated with polymer and non-polymer substrates. Mr. Lew has been a business consultant since 1997.

NEIL C. KITCHEN (56), Director, Vice President, has over 20 years experience in business management in the environmental sector including management of companies involved in general engineering, toxicology, and environmental cleanup. Prior to joining Soil Wash Technologies, Inc. in 1994, he was Vice President of a publicly-held environmental cleanup company with annual sales of over 20 million. He holds a B.S. in Business Management from San Diego State University and a class "A" General Engineering license with Hazardous Material Certification from the State of California.

DIANA VISCO (44), Secretary, Diana Visco, Secretary, has worked with Soil Wash Technologies, Inc. since January 1999. Prior to that she worked for 21 years with the Americana Leadership College, Inc. traveling to all of its offices and conferences across the USA/Caribbean in addition to Australia, New Zealand, Canada and Europe. Ms Visco spent several years as a traveling administrator and spent her final years as International Administrator handling all aspects of finance, administration as well as marketing and promotion in addition to being assistant to the President of the company. She is the daughter of Mr. Louie Visco.

LOUIE VISCO (86), Director, has served as Chairman of the Board of the Company since 2000. He is principal owner of the Benz Group, a privately held holding company founded in 1934. Mr. Visco founded Universal By-Products, Inc., the first publicly-held solid waste company in the United States. The company was acquired by Waste Management Inc., the world's largest waste management company, in 1972. Over the past 50 years, Mr. Visco has served as Chairman of the Board of privately and publicly held companies.

SCOTT BAKER (46), Director, has practiced law in Arizona for the past 19 years. He graduated from the University of Arizona with a B.S. in business in 1978 and obtained his J.D. from the University of Arizona in 1981. As a general practitioner, he has appeared before the U.S. District Tax Court and the U.S. District Court.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held eight meetings in fiscal 2002. All Directors attended 100% of the meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

The Company's directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

                                       Annual Compensation                  Long Term Compensation
                             -------------------------------------  ---------------------------------------
                                                                             Awards                Payouts
                                                                    ---------------------------    -------
                                                                    Restricted     Securities
Name and Principal                                  Other Annual      Stock        Underlying        LTIP         All Other
    Position        Year     Salary($)   Bonus($)  Compensation($)  Award(s)($)  Options/SARs(#)   Payouts($)   Compensation($)
    --------        ----     ---------   --------  ---------------  -----------  ---------------   ----------   ---------------
Carl P. Ranno      2002(1)    $58,200       --             --          $2,050           --              --            --
CEO, President

Ken Lew            2002(2)         --       --             --         $11,400           --              --            --
CFO                2001            --       --             --              --           --              --            --
                   2000            --       --             --              --           --              --

Neil C. Kitchen    2002(3)    $79,484       --             --              --           --              --            --
Vice President     2001       $79,484       --             --              --           --              --            --
                   2000       $39,742       --             --              --           --              --            --

Diana Visco        2002(4)    $39,264       --             --              --           --              --            --
Secretary

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1.   Appointed Chief Executive Officer and President on May 2, 2002.
2. Secretary from 2000 through May 1, 2002, and appointed Chief Financial Officer on May 2, 2002.
3. President from July 2000 through May 1, 2002, and appointed Vice President on May 2, 2002.
4.   Appointed Secretary on May 2, 2002.

EMPLOYMENT AND RELATED AGREEMENTS

The Company has an Employment Agreement with Mr. Ron Salestrom, patent holder of patents underlying the Agriblend(R) product line. The term of the Agreement is from January 4, 2001 through January 3, 2003 and is automatically renewed unless either party wishes to terminate. Mr. Salestrom's salary under the Agreement is $75,000 per year and he is entitled to all benefits established by the Company that are accorded to "similarly situated employees of the Company."

COMPENSATION OF DIRECTORS

Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neil C. Kitchen, a Director and Vice President, has a $25,000 Debenture with the Company which is convertible at $3.00 per share with interest at 10%, maturing in the third calendar quarter of 2002.

Louie Visco, Director, is the majority owner of FLD Corporation, the holder of a $250,000 Debenture convertible at $3.00 per share with interest at 10%, maturing in the third calendar quarter of 2002.

                                STOCK OPTION PLAN

During the fiscal year ended June 30, 2001, the Company enacted a stock option plan (the "Plan") to provide additional incentives to selected employees, directors, and consultants. One million shares were authorized for issuance pursuant to stock options granted under the Plan and 445,000 stock options were issued under the Plan. However, the Plan was not presented to the Shareholders for approval within twelve months from the date of its approval by the Directors in accordance with the Internal Revenue Code. Therefore, the Company cancelled the Plan and the options issued were voluntarily waived by the optionees after June 30, 2002.

The Company's shareholders adopted a new Stock Option Plan on November 8, 2002 (the "2002 Plan"). Under the 2002 Plan, 2,000,000 shares of common stock have been authorized for issuance as Incentive Stock Options or Nonstatutory Stock Options. The 2002 Plan anticipates qualifying under Section 423 of the Internal Revenue Code of 1986, as an "employee stock purchase plan." Under 2002 Plan, options may be granted to our key employees, officers, directors or consultants.

The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as determined in the 2002 Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Nonstatutory Stock Option shall be determined at the time such option is granted, but in no case less than 100% of the fair market value of such shares of common stock at the time such option is granted.

The 2002 Plan shall terminate 10 years from the date of its adoption by the Company's shareholders, and no option shall be granted after termination of the 2002 Plan. Subject to certain restrictions, the 2002 Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

The consent of a majority of the voting shares of the Company was given for the approval of the 2002 Plan by written consent on November 8, 2002. No options have been issued under the 2002 Plan as of the date hereof.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2003

The Company has retained James C. Marshall, CPA, P.C. as its independent public accountants for the fiscal year ending June 30, 2003. James C. Marshall, CPA, P.C. has been the independent accountants for the Company for the last fiscal year and has no financial interest, either direct or indirect, in the Company.

The following table presents fees for the professional audit services rendered James C. Marshall, CPA, P.C. for the audit of the Company's annual financial statements for fiscal 2002, and fees billed for other services rendered by James
C. Marshall, CPA, P.C. for fiscal 2002.

                 Audit fees                    $25,500
                 All other fees                $10,400
                 Total fees                    $35,900

The entry for "All other fees" in the table above consists of $9,600 for review of the Company's quarterly reports and $800 for tax return preparation.

The consent of a majority of the voting shares of the Company was given for the ratification of James C. Marshall, CPA, P.C. as the Company's independent public accountants.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2003 annual meeting of stockholders is expected to be held on or about November 15, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about October 15, 2003. Proposals of stockholders of the Company that are intended to be presented at the Company's 2003 annual meeting must be received by the Company no later than June 15, 2003, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the 2002 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, and Quarterly Reports on Form 10-QSB for the period ended September 30, 2002 and are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon written request to Carl P. Ranno, American Soil Technologies, Inc., 215 North Marengo, Suite 110, Pasadena, California 91101 or on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors



By: Carl P. Ranno, President